                                  Exhibit 10.6

                            PRESTIGE FINE JEWELRY,LLC

                               Operating Agreement



     This Operating Agreement (this "Agreement") is entered into this 12th day of February, 1998, by and among Play Co. Capital Corp. ("Playco"), with an address at 110H Dinsmor Street, Staten Island, New York 10341 and ZEKI KOCHISARLI with an address at 39-40 39th Street, Long Island City, New York 11101 ("Kochisarli").

         Explanatory Statement

                  All prior operating agreements, if any, with respect to Prestige Fine Jewelry are hereby amended to reflect a change in the ownership structure to replace member Anthony DiMatteo, and transfer Mr. DiMatteo=s 50% owner in the company with and to Play Co. Capital Corp. as of the date hereof, in accordance with the assignment dated February 12, 1998; and

                  The Parties wish to continue to operate the limited liability company in accordance with the terms and subject to the conditions set forth in this Agreement, as amended.

                  NOW, THEREFORE, for good and valuable consideration, the parties, intending legally to be bound, agree as follows:

         Article I

         Defined Terms

     The Following  capitalized terms shall have the meanings  specified in this
Article I. Other terms are defined in the text of this Agreement; and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

     "Adjusted Capital Balance" means, as of any day, a Member=s total Capital Contributions less all amounts actually distributed to the Member pursuant to this Agreement. If any Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Adjusted Capital Balance of the transferor to the extent the Adjusted Capital Balance related to the Interest transferred.

     "Agreement" means this Operating Agreement, as amended from time to time.

     "Capital Account" means the account to be maintained by the Company for each Member in accordance with the following provisions:

     Member's Capital Account shall be credited with the Member's Capital Contributions, the amount of any Company liabilities assumed by the Member (or which are secured by Company property distributed to the Member), and the Member's distributive share of Profit; and

     Member's Capital Account shall be debited with the amount of money and the fair market value of any Company property distributed to the Member, the amount of any liabilities of the Member assumed by the Company (or which are secured by property contributed by the Member to the Company), and the Member=s distributive share of Loss.

     If any Interest is transferred pursuant to the terms of this agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest.

     "Capital Contribution" means the total amount of cash and the fair market value of any other assets contributed to the Company by a Member, net of liabilities assumed or to which the assets are subject.

     "Cash Flow" means all cash funds derived from operations of the Company, without reduction for any non-cash charges, but less cash funds used to pay current operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as determined by the Managers.

     "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

     "Company" means the limited liability company formed in accordance with this Agreement.

     "Involuntary Withdrawal" means, with respect to any Member, the occurrence of any of the following events;

     the Member makes and assignment for the benefit of creditors;

     the Member files a voluntary petition of bankruptcy;

     the Member is adjudged bankrupt or insolvent or there is entered against the Member an order for relief in any bankruptcy or insolvency proceeding;

     the Member files a petition seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

     the Member seeks, consents to, or acquiesces in the appointment of a trustee for, receiver for, or liquidation of the Member or of all or any substantial part of the Member=s properties;

     the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding described in Subsections (i) through (v);

     any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, continues for one hundred twenty (120) days after the commencement thereof, or the appointment of a trustee, receiver, or liquidator for the Member or all or any substantial part of the Member=s properties without the Member=s agreement or acquiescence, which appointment is not vacated or stayed for one hundred twenty (120) days or, if the appointment is stayed, for one hundred twenty (120) days after the expiration of the stay during which period the appointment is not vacated; and

     the Member=s death, incapacity, or adjudication by a court of competent jurisdictions as incompetent to manage the Member=s person or property.

     "Interest" means all of the rights of a Member in the Company, including a Member=s: (i) Percentage of the Profit and Loss of the Company, (ii) right to inspect the Company=s books and records; and (iii) right to vote on matter which are reserved to the Members hereunder and under the Law.

     "Law" means the Delaware Limited Liability Company Law, as amended from time to time.

     "Manager" shall mean a manager of the company, whose rights, powers and duties are specified in Article V hereof.

     "Member" means each Person signing this Agreement and any Person who subsequently is admitted as a member of the Company.

     "Percentage" means, as to a Member, the percentage set forth after the Member=s name on Exhibit A, as amended from time to time.

     "Person" means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

     "Profit" and "Loss" means, for each taxable year of the Company (or other period for which Profit or Loss must be computed), the Company=s taxable income or loss determined in accordance with Code Section 703(a).

     "Regulation" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

     "Transfer" means, when used as a noun, any sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means to sell, hypothecate, pledge, assign, or otherwise transfer.

     "Voluntary Withdrawal" means a Member=s disassociation with the Company by means other than a Transfer or an Involuntary Withdrawal.

         Article II

         Formation and Name:  Office; Purpose; Term

     2.1 Organization. The parties hereby agree to cause to be formed a limited liability company pursuant to the Law and the provisions of this Agreement.

     2.2 Name of the Company. The name of the Company shall be PRESTIGE FINE JEWELRY, LLC. The Company may do business under that name and under any other name or names which the members select.

     2.3 Purpose. The purposes of the Company shall be to:

                  Engage in the business of selling gold and other jewelry.

                  Own, acquire, manage, develop, operate, buy, sell, exchange, finance, refinance, and otherwise deal with real estate, personal property, and any type of business, as the Managers may from time to time deem to be in the best interests of the Company;

                  Acquire, own, buy, sell, invest in, trade, manage, finance, refinance, exchange, or otherwise dispose of debt and equity securities, partnership interests, CDs, mutual funds, commodities, and any and all investments whatsoever, that the Managers may from time to time deem to be in the best interests of the Company; and

                  Engage in such other activities as are related or incidental to the foregoing purposes.

     2.4 Term. The term of the Company shall begin upon the filing of Articles of Organization with the Delaware Department of State and shall continue for 40 years from the date hereof unless its existence is sooner terminated pursuant to this Agreement.

     2.5 Members. The name, present mailing address, taxpayer identification number, and Percentage of each Member are set forth on Exhibit A.

         Article III

         Members; Capital; Capital Accounts

     3.1 Initial Capital Contributions. Upon the execution of this Agreement, the Members shell contribute to the Company cash in the amounts respectively set forth on Exhibit A as initial contributions.

     3.2 Additional Capital Contributions

     3.2.1 If the Managers determine at any time or from time to time that the Company requires additional Capital Contributions, then they shall cause the Company to give notice to each Member of (i) the total amount of additional Capital Contributions required, (ii) the reason the additional Capital Contribution is required, (iii) each Member=s proportionate interest of the total additional Capital Contribution (determined in accordance with this Section), and (iv) the date each Member=s additional Capital Contribution is due and payable, which date shall be no less than fifteen (15) days after the notice has been given. A Member=s share of the total additional Capital Contribution shall be equal to the product obtained by multiplying the Member=s Percentage and the total additional Capital Contribution required.

     3.2.2 Except as provided in Section 3.2.1, no Member shall be required to contribute any additional capital to the company, and no Member shall have any personal liability for any obligation of the Company.

     3.3 No Interest on Capital Contributions. Members shall not be paid interest on their Capital Contributions.

     3.4 Return of Capital Contributions. Except as otherwise provided in this Agreement, no Member shall have the right to receive any return of any Capital Contribution.

     3.5 Form of Return of Capital. If a Member is entitled to receive a return of a Capital Contribution, the Member shall not have the right to receive anything but cash in return of the Member=s Capital Contribution.

     3.6 Capital Accounts. A separate Capital Account shall be maintained for each Member.

     3.7 Loans. No Member may, without the consent of the Managers, make or cause a loan to be made to the Company.

     Article IV

         Profit, Loss, and Distributions

     4.1 Distributions of Cash Flow and Allocations of Profit or Loss.

     4.1.1 For any taxable year of the Company, Profit or Loss shall be allocated to the Members in proportion to their Percentages.

     4.1.2 Cash Flow. Cash Flow for each taxable year of the company shall be distributed to the members in proportion to their allocations of Profit as described in Section 4.1.1, above, when determined to be appropriate by the Managers.

     4.2 Liquidation and Dissolution

     4.2.1 If the Company is liquidated, the assets of the Company shall be distributed to the members in accordance with their Capital Accounts.

     4.2.2 No Member shall be obligated to restore a negative Capital Account unless and to the extent that the failure to do so would result in the failure of the allocation of Profit described in Section 4.1, above, to have Asubstantial economic effect@ under the Code and Regulations.

     4.3 General

     4.3.1 Except as otherwise provided in this Agreement, the timing and amount of all distributions shall be determined by decision of the Managers.

     4.3.2 If any assets of the Company are distributed in kind to the Members, those assets shall be valued on the basis of their fair market value, and any Member entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Members so entitled. Unless the Managers deem it impractical or uneconomical, the fair market value of the assets shall be determined by an independent appraiser who shall be selected by the Managers. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in Section 4.2 and shall be properly credited or charged to the Capital Accounts of the Members prior to the distribution of the assets in liquidation.

     4.3.3 All Profit and Loss shall be allocated, and all distributions shall be made to the Persons shown on the records of the Company to have been Members as of the last day of the taxable year for which the allocation or distribution is to be made. Notwithstanding the foregoing, unless the Company=s taxable year is separated into segments, if there is a Transfer or an Involuntary Withdrawal during the taxable year, the Profit and Loss shall be allocated between the original Member and the successor on the basis of the number of days each was a Member during the taxable year; provided, however, the Company=s taxable year shall be segregated into two or more segments in order to account for Profit, Loss, or to any other extraordinary nonrecurring items of the Company.

         Article V

         Management by Managers; Rights, Powers, and Duties

     5.1 Management

     5.1.1 Member Management. Except as expressly provided otherwise by Law or this Operating Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed by, one or more Managers.

     5.1.2 General Powers. The Managers shall have full, exclusive, and complete discretion , power, and authority, subject to the requirements of applicable law, to manage, control, administer, and operate the business and affairs of the Company for the purposes herein stated, and to make all decisions affecting such business and affairs, including, without limitation, for Company purposes, the power to:

     5.1.1.1 Acquire by purchase, lease, or otherwise, any real or personal property, tangible or intangible;

     5.1.1.2 construct, operate, maintain, finance, and improve, and to own, sell, convey, assign, mortgage, or lease any real estate and any personal property;

     5.1.1.3 sell, dispose, trade, or exchange Company assets in the ordinary course of the Company=s business;

     5.1.1.4 enter into agreements and contracts and to give receipts, releases, and discharges;

     5.1.1.5 purchase liability and other insurance to protect the Company=s properties and business and to protect the Managers against liability for their acts and omissions;

     5.1.1.6 borrow money for and on behalf of the Company;

     5.1.1.7 execute or modify leases with respect to any part or all of the assets of the Company;

     5.1.1.8 prepay, in whole or in part, refinance, amend, modify, or extend any mortgages or deeds of trust which may affect any asset of the Company and in connection therewith to execute for and on behalf of the Company any extensions, renewals, or modifications of such mortgages or deeds of trust.

     5.1.1.9 Execute any and all other instruments and documents which may be necessary to carry out the intent and purpose of this Agreement, including, but not limited to, documents whose operation and effect extend beyond the term of the Company;

     5.1.1.10 enter into any kind of activity necessary to, in connection with, or incidental to, the accomplishment of the purposes of the company; and

     5.1.1.11 invest and reinvest Company reserves.

     5.1.2 All cash, checks and instruments for the payment of monies shall be deposited in the Company=s bank account(s). Checks drawn upon such account(s) may be signed by any one of the Managers.

     5.1.3 Election Etc. of Managers

     5.1.4.1 The Members hereby unanimously elect the following persons as the initial Managers of the Company, to serve until the first annual meeting of the Members and until their respective successors shall be duly elected and qualified:

         NAME: Play Co. Capital Corp.

         NAME: Zeki Kochisarli

     5.1.5

     5.1.5.1 The Members shall elect one or more Persons as Managers at each annual meeting of the Company to serve until the next annual meeting of the Company and until their respective successors are duly elected and qualified. In addition, if any Person resigns or otherwise vacates the office of Manager, the Members shall elect a replacement Manager to serve the remaining term of such office, unless one or more other Persons then serve as Managers and the Members determine not to fill such vacancy. A Person may be removed as a Manager by the Members with or without cause at any time. A Manager may, but shall not be required to, be elected from among the Members. Notwithstanding any of the foregoing provisions, the rights of the Members to elect and remove Managers shall be subject to the restrictions set forth in Section 5.1.6 hereof.

     5.1.6 Voting Agreement. For so long as NAME and NAME (the AFounding Members@) are Members and have not consented otherwise in writing, each Member agrees at all times to vote his or her entire Membership Interest (whether in the election or Managers or in any vote to remove a Manager) so as to cause the Founding Members, or such Person(s) whom they designate, to be Managers of the Company. If any Founding Member ceases to be a Member, and the other Founding Member continues as a Member, each Member hereby agrees at all times to vote his or her entire Membership Interest (whether in the election of Managers or in any vote to remove a Manager) so as to cause the Founding Member who continues to be a Member, and his or her designee, if any, to be a Manager of the Company. At such time as all of the Founding Members have ceased to be Members, the covenants contained in this Section shall terminate.

     5.1.7 Action by Managers. Unless otherwise expressly provided by the Law or the terms of this Operating Agreement, the unanimous vote, approval or consent of the Managers, shall be necessary and sufficient for the Managers to take any action on behalf of the Company that the Managers are authorized to take pursuant to Law, the Articles or this Operating Agreement;

     5.1.8 Execution of Documents and Other Actions. The Managers may delegate to one or more of their number the authority to execute any documents or take any other actions deemed necessary or desirable in furtherance of any action that they have authorized on behalf of the Company as provided in Section 5.1.7 hereof.

     5.1.9 Single Manager. If at any time there is only one Person serving as a Manager, such Manager shall be entitled to exercise all powers of the Managers set forth in this Section, and all references in this Section and otherwise in this Operating Agreement to AManagers@ shall be deemed to refer to such single Manager.

     5.1.10 Reliance by Other Persons. Any Person dealing with the Company, other than a Member, may rely on the authority of a particular Manager or Managers in taking any action in the name of the company, if such Manager or Managers provide to such Persona copy of the applicable provision of this Operating Agreement and/or the resolution or written consent of the Managers or Members granting such authority, certified in writing by such Manager or Managers to be genuine and correct and not to have been revoked, superseded or otherwise amended.

     5.1.11 Manager=s Expenses and Fees. A Manager shall be entitled, but not required, to receive a reasonable salary for services rendered on behalf of the company or in his or her capacity as a Manager. The amount of such salary shall be determined by the Managers and consented to by the Members, which consent shall not be unreasonably withheld. The Company shall reimburse any Manager for reasonable out-of-pocket expenses that were or are incurred by the Manager on behalf of the company with respect to the start-up or operation of the Company, the on-going conduct of the Company=s business, or the dissolution and winding up of the Company.

     5.1.12 Indemnification. The Company shall indemnify each Manager to the full extent permitted by the Law. The foregoing rights of indemnification shall not be exclusive of any other rights to which the Managers may be entitled. The Managers may, upon the approval of the Members, take such action as is necessary to carry out these indemnification provisions and may adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

     5.1.13 Liability of Managers. So long as the Managers act in good faith with respect to the conduct of the business and affairs of the Company, no Manager shall be liable of accountable to the Company or to any of the Members, in damages or otherwise, for any error or judgment, for any mistake of fact or of law, or for any other act or thing that he or she may do or refrain from doing in connection with the business and affairs of the Company, except for willful misconduct or gross negligence.

         Article VI

         Member; Meeting; Rights, Duties and Powers

     6.1 Management. The Members shall not be entitled to participate in the day-to-day affairs and management of the Company, but instead, the Members= right to vote or otherwise participate with respect to matters relating to the Company shall be limited to those matters as to which the express terms of the Law or this Operating Agreement vest in the Members the right to so vote or otherwise participate.

     6.2 Actions Requiring Approval of Members. Notwithstanding any other provision of this Operating Agreement, the approval of the Members shall be required in order for any of the following actions to be taken on behalf of the
Company:

                  Amending the Articles of this Operating Agreement in any manner that materially alters the preferences, privileges or relative rights of the Members.

                  Electing the Managers as provided in Article V hereof.

                  Taking any action which would make it impossible to carry on the ordinary business of the Company.

                  Confessing a judgment against the Company in excess of $5,000.

                  Filing or consenting to filing a petition for or against the Company under any federal or state bankruptcy, insolvency or reorganization act.

                  Loaning Company funds in excess of $25,000 or for a term in excess of one year to any Member.

     6.3 Meetings of and Voting by Members.

     6.3.1 A meeting of the Members may be called at any time by Members holding at least fifty percent (50%) of the Percentages then held by Members. Meetings of Members shall be held at the Company=s principal place of business. Not less than ten (10) nor more than sixty (60) days before each meeting, the Person calling the meeting shall give written notice of the meeting to each Member entitled to vote at the meeting. The notice shall state the place, date, hour, and purpose of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to notice waives notice if before or after the meeting the Member signs a waiver of the notice which is filed with the records of Members= meeting, or is present at the meeting in person or by proxy without objecting to the lack of notice. Unless this Agreement provides otherwise, at a meeting of Members, the presence in person or by proxy of all of the Members shall constitute a quorum. A Member may vote either in person or by written proxy signed by the Member or by the Member=s duly authorized attorney in fact.

     6.3.2 Except as otherwise provided in this Agreement, the affirmative vote of all of the Members shall be required to approve any matter to be decided by the Members under this Agreement.

     6.3.3 In lieu of holding a meeting, the Members may vote or otherwise take action by a written instrument indicating the unanimous consent of Members.

     6.3.4 Annual Meeting. The annual meeting of the Members shall be held on the ___ of each year at or at such other time as shall be determined by the Managers for the purpose of the transaction of such business as may come properly before the meeting.

     6.3.5 Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Mangers, and shall be called by the Managers at the request of any two Members, or such lesser number of Members as are Members of the Company.

     6.3.6 Conduct of Meetings. All meetings of the Members shall be presided over by a chairperson of the meeting, who shall be a Manager, or a Member designed by the Managers. The chairperson of any meeting of the Members shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion, and shall appoint a secretary of such meeting to take minutes thereof.

     6.3.7 Participation by Telephone or Similar Communications. Members may participate and hold a meeting by means of conference telephone or similar communications equipment by means of which all Members participating can hear and be heard, and such participation shall constitute attendance and presence in person at such meeting.

         Article VII

         Transfer of Interests and Withdrawal of Members

     7.1 Death of a Member. In the event of the death of a Member, the legal representative of his or her estate shall be required to sell all of the decedent=s Interests in the Company and said legal representative shall be deemed to have offered said Interest as of the date of the decedent=s death, in accordance with the following offers:

     7.1.1 First Option: First to the Company, which agrees to give notice in wiring of the portion of such Interest the Company will purchase within thirty
(30) days of the date of the decedent=s death.

     7.1.2 Second Option: In the event the Company does not purchase all of such Interest, then the remaining Member(s) shall either (1) elect to purchase all the remaining Interest of the deceased Member in accordance with the terms hereof, or (2) elect to liquidate the Company. Said election shall be pro-rata to the remaining Members= respective Interests in the Company, but any portion of any Interest not accepted for purchase by one Member may be accepted by the remaining Member(s). Notice of the election of option (1) or (2), as the case may be, shall be made, in writing, within ten (10) days after the expiration of the first option, and failure to send notice of such election by the remaining Member (s) shall be deemed to be an election by said remaining Member(s) to liquidate the Company. The election by the remaining Member(s) to liquidate the Company shall not, however, affect the obligation of the Company to pay over forthwith the proceeds of insurance on the life of the deceased Member to the deceased Member=s estate (or the designated beneficiary of the deceased Member) in accordance with this Agreement. The Company shall pay to the estate of the deceased Member, from the first proceeds of liquidation (after deducting or paying all liabilities of the Company), a sum equal to the purchase price for the deceased member= Interest (as hereinafter provided), less all insurance proceeds received by such estate from life insurance policies owned by the Company.

     7.1.3 Purchase Price. The purchase price for a deceased Member=s Interest shall be as determined in accordance with Section 7.4 hereof.

     7.1.4 Closing. The closing of the purchase and sale of a deceased Member=s Interest (the AClosing@) shall be held at the office of the attorney for the Company on a data and time to be mutually agreed upon, but no later than ten
(10) days after i) the determination of the purchase price, or ii) the appointment of a legal representative for the decedent=s estate, whichever is later.

     7.1.5 Life Insurance

          (i) In order to provide the Company with funds to purchase the Interest of a deceased Member, the Company may obtain life insurance policies on the lives of one or more of the Members as described in
     Schedule 7.1.5 annexed hereto and made a part hereof. The Company shall be the owner of the policies, shall pay the premiums thereon, and shall be the beneficiary thereof. The policies shall be subject to the terms and provisions of this Agreement and shall not be assigned or otherwise disposed of during the term of the Agreement, except as hereinafter provided. Notwithstanding the failure to describe such policies in the annexed Schedule, all such policies shall be subject to this Agreement, and the proceeds thereof shall be disbursed in accordance with the terms hereof.

          (ii) The Company shall promptly collect the proceeds of the policies of life insurance on the life of a deceased Member and shall hold same as a Trustee, separate and apart from its other assets, solely for the purpose of purchasing the deceased Member=s Interest and, as such Trustee, shall turn over the same to the legal representative of the estate of the deceased Member immediately upon his or her appointment, as payment on account for the deceased Member=s Interest. In the event the purchase price for the deceased Member=s Interest, as hereinafter determined, does not exceed the net proceeds of the insurance policies described in the subsection (i), above, then and in such event, the legal representatives of the deceased Member shall retain the amount received from the Company as payment in the full for the deceased Member=s Interest. In the event the purchase price exceeds the net proceeds of the insurance policies described in subsection (i), above, actually collected by the Company, then and in such event, the balance of the purchase price shall be paid as hereinafter provided. It is the express intention of the parties hereto that the amount of insurance proceeds collected by the Company on the deceased Member=s life shall at all times constitute the minimum purchase price to be paid by the Company for the Interest of the deceased Member.

     7.1.6. Default. If either the Company or the surviving Member 9s) default in payment after acceptance of the offer to sell described above, and said default in payment continues for a period of ten 910) days after notice in writing thereof form the legal representative of the deceased Member to the Company and the surviving Member (s), then, and in such event, the Company shall be liquidated and dissolved forthwith, all salaries of all Managers shall immediately cease, the purchase price of the deceased Member=s Interest shall be paid out of the first proceeds of liquidation after payment in full of the liabilities of the Company, and the accepting party or parties shall remain liable for any resulting deficiency and shall be required to pay the difference between the purchase price and the net amount realized by the deceased Member=s estate from the liquidation of the Company.

     7.2. Lifetime Sale of Interest.

     7.2.1. Restriction on Sale. No Member shall sell, transfer, pledge, hypothecate, assign or in any way dispose of all or any portion of (or interest in ) his or her Interest except by sale to the Company or the other Member(s), as hereinafter provided.

     7.2.2. Offer. In the event a Member desires to dispose of his or her Interest, he shall offer, in writing, all of his or her Interest to the Company and the other Member (s) at the purchase price set forth herein. The company shall have the first option to purchase as many of its Interest as it can legally purchase. If the Company fails to indicate acceptance of the offer in writing within ten (10) days from the receipt of the offer, then the remaining Member(s) shall have the option to purchase the remaining balance of said Interest, pro-rata to their Interests in the Company. The remaining Member (s), if they desire to purchase the Interest as offered, shall indicate their acceptance in writing to the selling Member within twenty (20) days after the receipt of the original offer.

     7.2.3.  Purchase Price. The purchase price shall be as set forth in Section
7.5 of this Agreement.

     7.2.4. Closing. The Closing of a purchase and sale under this Section 7.2 shall be held no later than sixty (60) sell was made, and shall take place at the office of the attorney for the Company at a time to be mutually agreed upon between the parties, to be held within said sixty (60) day period. At the Closing, the seller shall have the option to purchase any and all life insurance policies owned by the Company on his or her life, at a price equal to the then cash surrender value of such policies or the sum of TEN ($10.00) DOLLARS, whichever is greater.

     7.2.5. Payment.  Payment for a selling Member=s Interest under this Section
7.2 shall be made pursuant to and under the terms and conditions of Section 7.8 of this Agreement.

     7.2.6. Failure to Purchase. In the event the Company and/or the remaining Member(s) fail or refuse to purchase all of the selling Member=s Interest, as hereinabove provided, and such failure or refusal continues for a period of twenty (20) days after the original written notice of offer to sell, then and dissolved forthwith, that all salaries of all Managers shall immediately cease, and the net proceeds of liquidation shall be distributed to each Member, pro-rata in accordance with his or her interest in the Company.

     7.2.7. Default. If either the Company or the remaining Member (s) default in payments after acceptance of the offer described in this Section 7.2, and said default in payment continues for a period of ten (1) days after notice in writing thereof from the Seller, then the Company shall be liquidated and dissolved forthwith, the purchase price for the selling Member=s Interest shall be paid out of the first proceeds of liquidation after deducting or paying all liabilities of the Company, and the accepting party or parties shall remain liable for any resulting deficiency and shall be required to pay the difference between the purchase price and the amount realized by the selling Member after liquidation of the Company.

     7.3. The Members agree to meet not less often than every twelve 912) months in order to fix an evaluation of the Interest of the Company, which evaluation shall be entered on Schedule 7.3 annexed hereto and made a part hereof, dated and initialed by all of the Members. Said meeting shall be held within sixty
(60) days after the Certified Public Accountant retained by the Company renders a financial statement for the Company prepared in accordance with generally accepted accounting principles covering its fiscal year then ended.

     7.4. The purchase price of a deceased Member=s Interest shall be the greater of the following:

          (i) The amount of the life insurance proceeds, if any, collected by the Company on the life of the decedent pursuant to this Agreement; or

          (ii) Decedent=s  pro-rata  Interest of the last evaluation in Schedule
     7.3  aforementioned,  if the death of the Member  occurs  within the twelve
     (12) month period following the date such evaluation has been made; or

          (iii) If no evaluation has been made within a twelve (12) month period prior to the death of the Member, the book value of the Interest to be sold as of the end of the month in which the death occurred.

     7.5. the purchase price of a selling Member=s Interest shall be the selling Member=s pro-rata Interest of the last evaluation in Schedule 7.3 aforementioned, or, if no evaluation has been made within the twelve-month period prior to the effective date of the offer, the book value of the Interest to be sold, as of the end of the month in which the offer to sell was made.

     7.6. For purposes of this Agreement, the book value shall be as determined by the Certified Public Accountant regularly retained by the Company, in accordance with generally accepted accounting principles, consistently applied, computed in accordance with the provisions of Section 7.7 of this Agreement, and calculated as of the end of the month during which said death or offer occurred, and presented in the form of a certified report to all parties within forty-five
(45) days after the end of the month in which death occurred or offer was made.

     7.7. In determining book value of the Company, the following rules shall apply:

     7.7.1 Good-will, trade names, trademarks and other intangible assets shall be deemed of no value unless acquired for a valuable consideration, in which even their value shall be the cost of acquisition.

     7.7.2. Merchandise inventory shall be taken in the presence of a representative of the selling Member, and shall be valued at the lower of cost or market.

     7.7.3. Furniture, fixtures and other equipment shall be valued at the book value thereof as of the date of calculation.

     7.7.4. Cash in bank or on hand shall be taken at face value and all negotiable securities owned the Company shall be taken at market value.

     7.7.5. Accounts receivable shall be taken at their net value after allowing for all customary discounts and reasonable reserves in the light of actual prior experience and practice.

     7.7.6. All other assets, if any, customarily mentioned in the books of account of the Company shall be taken at their appraisal value.

     7.7.7. There shall be deducted from the aggregate of the foregoing assets of the Company all liabilities as of the date of calculation (except subordinated loans due to a Member), including, but not limited to, any and all accrued wages, vacation pay (whether or not accrued), commissions and bonuses to salesmen, employees or others.

     7.7.8. There shall also be deducted all taxes of every kind, nature and description, whether imposed by Federal, State or Municipal authorities, which then shall be due and payable or which thereafter may become payable by the Company for any periods prior to the date of calculation.

     7.7.9. Appropriate reserves shall be created to reflect bad debts and any accrued or contingent tax or other liabilities as the accountant for the Company may determine to be necessary.

     7.7.10. The proceeds of any life or disability insurance policies collected upon the death or disability of the Member whose Interest are being evaluated shall not be deemed an asset of the Company and life insurance policies owned by the Company on the lives of the Members shall be valued as an asset at no more than their cash surrender value.

     7.7.11. In the event any of the parties to a sale of an Interest objects to the determination of the book value found by the accountant, as herein provided, the objecting party shall notify the other parties hereto of such objection within ten (1) days after the receipt of the determination of book value. In the event of an objection, the objecting party shall designate his or her own accountant at this or her own cost and expense to determine book value in accordance with the terms of this Agreement. If the accountant so designated by the objecting party and the accountant for the Company do not agree upon the book value with fifteen (15) days after objection, the dispute shall be referred to arbitration in accordance with the terms and provisions of this Agreement, and the actual book value, as found by the arbitrators, shall be final and binding upon all parties hereto.

     7.8. Deferred Payment. The purchase price for the Interest of a selling Member, or the balance, if any, of the purchase price for the Interest of a deceased Member, as the case may be, shall be paid in thirty-six (36) equal, consecutive monthly installments, which installments shall bear interest at the minimum rate required to avoid the imputation of interest under the Code, the first such installment to be payable on the first day of the month next following the date of the Closing. At the Closing, the legal representative of the deceased Member or the selling Member, as the case may be, shall deliver an executed standard form General Release in favor of the Company and the remaining Member(s), to the Company.

     7.9. Additional Items at Closing.

     7.9.1. At the Closing, the legal representative of a deceased Member shall be required to deliver an appropriate tax waiver and Certificate of Letters Testamentary or Letters of Administration to the attorney for the purchasers.

     7.9.2. At the Closing, all credit cards and corporate property of the selling or deceased Member shall be delivered to the Company. The seller shall agree to indemnify the company against any unknown and/or unauthorized charges on such cards or property.

     7.9.3. Any loans owed to the Company by the deceased or selling Member shall be paid to the Company out of the first monies received in respect of the purchase price for the Interest hereunder, and any loans owed to the deceased or selling Member by the Company not evidenced by a promissory not shall repaid to the deceased or selling Member in thirty-six (36) equal consecutive monthly installments simultaneously with the payments for the Interest under Section 7.8.

     7.10. During the period of which all or any part of the purchase price remains unpaid, the Company shall not increase the remuneration, either directly or indirectly, of the officers or directors, or take any action outside the usual normal course of its regular customary business without first obtaining the consent of the legal representative of the deceased Member or the selling Member, as the case may be.

     7.11. In the event of the permanent disability of a Member, as determined by the Managers upon competent medical advice, for a period of six months following the commencement of said disability, such Member shall be deemed to have offered his or her Interest for sale under the same terms and conditions as set forth in Section 7.1 of this Agreement as of the effective date of such disability. During the period of said Member=s disability, actions of the Managers shall not require the concurrence of said disabled Member.

         Article VIII

         Dissolution, Liquidation, and Termination of the Company

     8.1. Events of Dissolution. The Company shall be dissolved upon the happening of any of the following events:

     8.1.1. when the period fixed for its duration in Section 2.4 has expired;

     8.1.2. upon the unanimous written agreement of the Members; or

     8.1.3. the occurrence of an Involuntary Withdrawal, unless all remaining Members, within ninety (90) days after the occurrence of the Involuntary Withdrawal, elect to continue the business of the Company pursuant to the terms of this Agreement.

     8.2. Procedure for Winding Up and Dissolution. If the Company is dissolved, the Members shall wind up its affairs. On winding up the Company, the assets of the Company shall be distributed, first, to creditors of the Company, including Members who are creditors, in satisfaction of the liabilities of the Company, and then to the Members in accordance with this Agreement.

         Article IX

         Books, Records, Accounting, and Tax Elections

     9.1 Books and Records.

     9.1.1 The Managers shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the Company=s business. The records shall include, but not be limited to:

          a current alphabetized list of names and addresses of all of the Members, as well as the contribution and the Percentage of profits and losses of each Member or information from which such Interest can be readily derived;

          if  the  firm  is  managed  by  a  Manager  or  Managers,   a  current
     alphabetized list of the names and addresses of the Managers;

          a copy of the articles of organization and all amendments thereto or restatements thereof, together with executed copies of any powers of attorney pursuant to which any certificate or amendment has been executed;

          a copy of the operating agreement and any amendments thereto and any amended and restated operating agreement; and

          a copy of the limited liability company=s federal, state, and local income tax or information return and reports, if any, for the three most recent fiscal years.

     9.1.2 The books and records shall be maintained in accordance with sound accounting practices and shall be available at the Company=s principal office for examination by any Member of the Member=s duly authorized representative at any and all reasonable times during normal business hours.

     9.1.3 Each Member shall reimburse the Company for all costs and expenses incurred by the Company in connection with the Member=s inspection and copying of the Company=s books and records.

     9.2 Annual Account Period. The annual accounting period of the Company shall be its taxable year. The Company=s taxable year shall be the calendar year.

     9.3 Tax Matters Member. Playco shall be the Company=s Tax Matters Member (ATax Matters Member@). The Tax Matters Member shall have a all powers and responsibilities provided in Code Section 6221, et seq. The Tax Matters Member
shall keep all Members informed of all notices from government taxing authorities which may come to the attention of the Tax Matters Member. The
Company shall pay and be responsible for all reasonable third party costs and expenses incurred by the Tax Matters Member in performing those duties. A Member shall be responsible for any costs incurred by the Member with respect to any tax audit or tax-related administrative or judicial proceeding against any Member, even though it relates to the Company. The Tax Matters Member shall not compromise any dispute with the Internal Revenue Service without the approval of the Members.

     9.4 Tax Elections. The Managers shall have the authority to make all Company elections permitted under the Code, including, without limitation, elections of methods of depreciation and elections under Code Section 754.

     9.5 Title to Company Property.

     9.5.1 All real and personal property acquired by the Company shall be acquired and held by the Company in its name.

     9.5.2 The Managers may direct that legal title to all or any portion of the Company=s property be acquired or held in a name other than the Company=s name. Without limiting the foregoing, the Members may cause title to be acquired and held in its name or in the names of trustees, nominees, or straw parties for the Company. It is expressly understood and agreed that the manner of holding title to the Company=s property (or any pert thereof) is solely for the convenience of the Company and all of that property shall be treated as Company property.

         Article X

         General Provisions

     10.1. Assurances. Each Member shall execute all certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Members deem appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

     10.2. Notifications. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively a Anotice@) required or permitted under this Agreement must be in writing and either delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested or by facsimile transmission, provided receipt is actually acknowledged by the member or member=s agent. Any notice to be given hereunder by the Company shall be given by any Member. A notice must be addressed to a Member at the Member=s last known address on the records of the Company. A notice to the Company must be addressed to the Company=s principal office. A Notice delivered personally will be deemed given only when acknowledged in writing by the person to whom it is delivered. A notice that is sent by mail will be deemed given three (3) business days after it is mailed. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees. A notice sent by facsimile is deemed given when receipt is acknowledged.

     10.3. Specific Performance. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

     10.4 Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement among the Members with respect to the subject matter thereof. It supersedes all prior written and oral statements, including any prior representation, statement, condition, or warranty. Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of the Members holding 80% or more of the Percentages then held by Members.

          (a) Any controversy arising out of or relating to this Agreement shall be settled by arbitration in New York pursuant to the rules of the American Arbitration Association, and judgment may be entered in any Court having jurisdiction.

          (b) The parties consent to the jurisdiction of the Supreme Court of the State of New York, and of the United States District Court for the Southern District of New York, for all purposes in connection with arbitration, including the entry of judgment on any award; and consent that any process, notice, motion or other application to either of said courts, and any papers in connection with arbitration, may be served by registered or certified mail, return receipt requested, by personal service, or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed.

          ( c) The arbitrators shall have no power to alter or modify any express provision of this Agreement, or to render an award which has the effect of altering or modifying any express provision hereof, provided, however, that any application for reformation of this Agreement shall be made to the arbitrators and not to any Court, and the arbitrators shall be empowered to determine whether valid grounds for reformation exist.

          (d) Any arbitration proceeding must be instituted within one year after the claimed breach occurred, and a party=s failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings by said party and waiver of such claimed breach. Notwithstanding any law or rule to the contrary, the determination of whether said on-year period has expired shall be made by the Court and shall not be within the jurisdiction of the arbitrators.

     10.6. Article and Section Titles. The headings herein are inserted as a matter of convenience only and do not define, limit, or describe the scope of this Agreement of the intent of the provisions hereof.

     10.7. Binding Provisions. This Agreement is binding upon, and inures to the benefit of the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns.

     10.8. Exclusive Jurisdiction and Venue. Any suit involving any dispute or matter arising under this Agreement may only be brought in a United States District Court located in the State of New York or any New York State Court having jurisdiction over the subject matter of the dispute or matter. All Members hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

     10.9. Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the Person may in the context require.

     10.10. Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

     10.11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth hereinabove.



         WITNESS OR ATTEST                                  MEMBERS:

                                                            Play Co. Capital Corp.



             /s/Harvey Guberman                             /s/ Anthony DiMatteo
                                                            By: Anthony DiMatteo, President


             /s/ Harvey Guberman                             /s/Zeki Kochisarli
                                                                ZEKI KOCHISARLI
